Exhibit 10.2

THE HAIN CELESTIAL GROUP, INC.

NOTICE OF GRANT OF RESTRICTED STOCK

The Participant has been granted an award (the “Award”) pursuant to The Hain Celestial Group, Inc. 2000 Directors Stock Plan (as amended and restated effective March 11, 2009) (the “Plan”) of certain shares of the Company’s common stock (the “Shares”), as follows:

Director:

Date of Grant:	[ ]

Total Number of Shares:

Fair Market Value per Share on Date of Grant:

Vesting of Shares:	[The Shares shall vest in accordance with the schedule set forth below.]

Vesting Date	Number of Vested Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

THE HAIN CELESTIAL GROUP, INC.	DIRECTOR

By:
Signature
Its:
Date

Address

ATTACHMENTS:	The Hain Celestial Group, Inc. 2000 Directors Stock Plan (as amended and restated effective March 11, 2009); Restricted Stock Agreement; Assignment Separate from Certificate